AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2016

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBICON TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	36-4419301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

(Full Title of Plan)

William F. Weissman

President and Chief Executive Officer

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

(Name, address, including zip code, and telephone number, including area, code, of agent for service)

Copies to:

Scott L. Glickson, Esq.

McGuireWoods LLP

77 West Wacker Drive

Suite 4100

Chicago, Illinois 60601

(312) 321-7652

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,553,759	$0.70	$3,887,631.30	$391.48

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on August 5, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement as of their respective dates:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 14, 2016 (File No. 001-33834);

b)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the Commission on April 29, 2016 (File No. 001-33834);

c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Commission on May 10, 2016 (File No. 001-33834);

d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the Commission on August 9, 2016 (File No. 001-33834);

e)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 18, 2016 (File No. 001-33834);

f)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 20, 2016 (File No. 001-33834);

g)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 18, 2016 (File No. 001-33834);

h)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 27, 2016 (File No. 001-33834);

i)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 27, 2016 (File No. 001-33834);

j)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 1, 2016 (File No. 001-33834);

k)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 3, 2016 (File No. 001-33834);

l)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 13, 2016 (File No. 001-33834);

m)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 24, 2016 (File No. 001-33834);

n)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 30, 2016 (File No. 001-33834);

o)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2016 (File No. 001-33834); and

p)	The description of the Registrant’s capital stock as set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 13, 2007 (File No. 001-33834), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such items), and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in this Registration Statement, in amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed amendment hereto or document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation to be in effect upon completion of this offering includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty, except for breaches of their duty of loyalty, as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The registrant may also, at the discretion of the board of directors, purchase and maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A, filed on November 1, 2007 (File No. 333-145880)).

3.2	Amendment No. 1 to Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2011 (File No. 001-33834)).

3.3	Second Amended and Restated Bylaws of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 10, 2016 (File No. 001-33834)).

4.1	Rubicon Technology, Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 18, 2016 (File No. 001-33834)).

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of McGuireWoods LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REGISTRANT SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bensenville, State of Illinois, on August 9, 2016.

RUBICON TECHNOLOGY, INC.

By:	/s/ William F. Weissman
William F. Weissman
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Rubicon Technology, Inc. (the “Registrant”), hereby severally constitute and appoint William F. Weissman and Mardel A. Graffy and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)	Date

/s/ William F. Weissman William F. Weissman	Chief Executive Officer, President and Director (Principal Executive Officer)	August 9, 2016

/s/ Mardel A. Graffy Mardel A. Graffy	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	August 9, 2016

/s/ Don N. Aquilano Don N. Aquilano	Chairman of the Board	August 9, 2016

/s/ Timothy E. Brog Timothy E. Brog	Director	August 9, 2016

/s/ Donald R. Caldwell Donald R. Caldwell	Director	August 9, 2016

/s/ Michael E. Mikolajczyk Michael E. Mikolajczyk	Director	August 9, 2016

/s/ Raymond J. Spencer Raymond J. Spencer	Director	August 9, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A, filed on November 1, 2007 (File No. 333-145880)).

3.2	Amendment No. 1 to Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2011 (File No. 001-33834)).

3.3	Second Amended and Restated Bylaws of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 10, 2016 (File No. 001-33834)).

4.1	Rubicon Technology, Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 18, 2016 (File No. 001-33834)).

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of McGuireWoods LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith